CERTIFICATE OF AMENDMENT
                                     OF
                          ARTICLES OF INCORPORATION
                                     OF
                             THE FURNISHING CLUB


     I,  the undersigned President and Secretary of THE FURNISHING CLUB, does hereby certify that:

     The  Board of Directors of said Corporation, by majority consent of  the directors on September 26, 2002, adopted a resolution to amend Article  I  of the original Articles as follows:

Article I - NAME

The exact name of this Corporation is:

                               RAPIDTRON, INC.

     The number of shares of the corporation outstanding and entitled to vote on  an amendment to the Articles of Incorporation is 8,400,000; that the said changes  and  amendments have been consented to and approved  by  a  majority consent of the stockholders holding 71% of stock outstanding and entitled  to vote thereon on September 26, 2002.

     Dated: September 26, 2002

                              ____________________________________
                              Dr. John Veltheer, President


                              ____________________________________
                              Dr. John Veltheer, Secretary

STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On September 26, 2002, personally appeared before me, a Notary Public, Dr. John Veltheer, who is the President and Secretary of The Furnishing Club and who acknowledged to me that he executed the above instrument on behalf of the Corporation.


                              _____________________________________
                              NOTARY PUBLIC